UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2022

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (203) 890-0557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $.0001 par value per share	REED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 21, 2022, the Board of Directors of Reed’s, Inc., a Delaware corporation (“Reed’s), upon recommendation from its governance committee, expanded the board from six to seven members and appointed Leon M. Zaltzman (“Mr. Zaltzman”) to serve as director.

Mr. Zaltzman is the founder and managing member of Union Square Park Capital Management, LLC (“USPCM”), an SEC Registered Investment Adviser firm and is also the managing member of Union Square Park GP (“USPGP”). USPCM and USPGP serve as the investment manager and general partner to Union Square Park Partners, LP (“USPP Fund”), respectively. Foregoing entities hereinafter collectively referred to as the “Union Square Entities”.

Prior to founding USPCM and USPGP in April 2015, Mr. Zaltzman worked at various major banks and investment firms for over twenty years. Mr. Zaltzman received an M.B.A. degree from Columbia Business School in 1997 and a B.S.B.A. degree from the University of Denver in 1992.

USPP Fund participated in Reed’s recent private placement (the “private placement”) of common stock, $0.0001 par value (“common stock”), and warrants, which closed on March 11, 2022, in the aggregate principal amount of $3,000,000. It acquired 10,714,286 shares of common stock and warrants to purchase 5,357,143 shares of common stock in the private placement previously reported on the Company’s Current Report on Form 8-K dated March 11, 2022. Prior to the private placement, Mr. Zaltzman and the Union Square Entities beneficially owned approximately 7.79% of Reed’s common stock. After the private placement, Mr. Zaltzman and the Union Square Entities beneficially owned approximately 19.86% of Reed’s common stock.

Warrants issued to USPP Fund, in the form attached to this current report on Form 8-K as exhibit 4.1, carry a 19.99% blocker. In conjunction with the private placement and USPP Fund’s role as lead investor, Reed’s and USPCM had an oral understanding pursuant to which Reed’s would support the nomination of USPCM’s nominee, Leon M. Zaltzman, to the Reed’s board, upon recommendation from Reed’s governance committee. Except as set forth above, USPP Fund invested pursuant to the same terms and conditions of the other purchasers in the private placement.

Information regarding committee appointments, plan participation, or award grants is not yet available, and Reed’s will file the information as an amendment to this Current Report on Form 8-K when it becomes available.

There are no other arrangements or understandings between Mr. Zaltzman and any other persons pursuant to which he was appointed a director. There are no family relationships between Mr. Zaltzman and members of Reed’s board or management. There are no other current or proposed transactions in which Mr. Zaltzman has a direct or indirect material interest in which Reed’s is involved.

Item 9.01.	Financial Statements and Exhibits.

(d) The following items are filed as exhibits to the Current Report on Form 8-K.

Exhibit No.	Description
4.1	Form of Warrant (Union Square Park Partners, LP)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: March 22, 2022	By:	/s/ Thomas J. Spisak
Thomas J. Spisak,
Chief Financial Officer